Exhibit 99.1
Diamondback Energy Prices Offering of Senior Notes
April 9, 2024
MIDLAND, Texas, April 9, 2024 (GLOBE NEWSWIRE) -- Diamondback Energy, Inc. (NASDAQ:  FANG) (“Diamondback”) announced today that it has priced an offering (the “Notes Offering”) of $850,000,000 in aggregate principal amount of 5.200% senior notes that will mature on April 18, 2027 (the “2027 Notes”), $850,000,000 in aggregate principal amount of 5.150% senior notes that will mature on January 30, 2030 (the “2030 Notes”), $1,300,000,000 in aggregate principal amount of 5.400% senior notes that will mature on April 18, 2034 (the “2034 Notes”), $1,500,000,000 in aggregate principal amount of 5.750% senior notes that will mature on April 18, 2054 (the “2054 Notes”) and $1,000,000,000 in aggregate principal amount of 5.900% senior notes that will mature on April 18, 2064 (the “2064 Notes” and, together with the 2027 Notes, the 2030 Notes, the 2034 Notes and the 2054 Notes, the “Notes”).
The price to the public is 99.956% of the principal amount for the 2027 Notes, 99.830% of the principal amount for the 2030 Notes, 99.679% of the principal amount for the 2034 Notes, 99.957% of the principal amount for the 2054 Notes and 99.954% of the principal amount for the 2064 Notes.
Diamondback intends to use the net proceeds from the Notes Offering for general corporate purposes, including, without limitation, paying a portion of the cash consideration for the pending acquisition of Endeavor Parent, LLC (“Endeavor”), repaying certain debt of Endeavor and/or its subsidiaries and paying fees and expenses related thereto.  The Notes Offering is expected to close on April 18, 2024, subject to customary closing conditions.
The Notes will be sold in a registered offering pursuant to an effective shelf registration statement on Form S-3ASR that was previously filed with the Securities and Exchange Commission, a prospectus supplement and related base prospectus for the Notes Offering.
Citigroup Global Markets Inc., BofA Securities, Inc. and TD Securities (USA) LLC have served as joint book-running managers for the Notes Offering.  When available, copies of the prospectus supplement and related base prospectus for the Notes Offering may be obtained from Citigroup Global Markets Inc. c/o Broadridge Financial Solutions at 1155 Long Island Avenue, Edgewood, New York 11717, prospectus@citi.com and toll free at 1-800-831-9146; BofA Securities, Inc., NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255-0001, Attn: Prospectus Department, dg.prospectus_requests@bofa.com and toll free at 1-800-294-1322; and TD Securities (USA) LLC toll free at 1-855-495-9846. Electronic copies of the prospectus supplement and related base prospectus for the Notes Offering will also be available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.  The Notes Offering may only be made by means of a prospectus supplement and related base prospectus.
About Diamondback Energy, Inc.
Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those relating to the expected timing of the closing of the Notes Offering. All statements, other than historical facts, that address activities that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q, 8-K, the preliminary prospectus supplement filed by Diamondback for the Notes Offering and any amendments or supplements thereto, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement.

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Source:  Diamondback Energy, Inc.